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                                                                     EXHIBIT 3.6

                         SATCON TECHNOLOGY CORPORATION

       CERTIFICATE OF DESIGNATION OF SERIES AND STATEMENT OF VARIATIONS
                        OF RELATIVE RIGHTS, PREFERENCES
                      AND LIMITATIONS OF PREFERRED STOCK


                                   ARTICLE I


           Designation, Amount, Par Value, Liquidation Value And Rank

          1.1 The series of preferred stock shall be designated as Series A Convertible Redeemable Preferred Stock, ("Series A Preferred Stock"), and the
                                          ------------------------
number of shares so designated shall be up to 10,000 (which shall not be subject to increase without the consent of each of the holders of the Series A Preferred Stock ("Holders")). Each share of Series A Preferred Stock, $.01 par value per
        -------
share, shall have a liquidation value of $1,000 per share (the "Liquidation
                                                                -----------
Value").
-----

          1.2 The Series A Preferred Stock shall rank senior to the Junior Securities as to dividends, distributions and upon liquidation, dissolution or winding up. Except for a class of equity securities of the Company issued with an exercise price, conversion price or strike price in excess of the Conversion Price, no class of equity securities of the Company shall be senior to the Series A Preferred Stock as to dividends, distributions and upon liquidation, dissolution or winding up.

          1.3 The Company shall not be required to pay dividends on the Series A Preferred Stock.

                                  ARTICLE II

                                 Voting Rights

          2.1 Except as otherwise provided herein and as otherwise required by law, the Series A Preferred Stock shall have no voting rights. The outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any of the following matters presented to the stockholders of the Company for their action or consideration: (a) sell all or substantially all of its, or their, assets or (b) merge with or into another company, in the event that the Company will not be the surviving entity. Without the approval of the holders of 75% of the outstanding share of Series A Preferred Stock, the Company shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, which approval may be given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.
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                                  ARTICLE III

                                  Liquidation

          3.1 Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be
                                     -----------
entitled to receive out of the assets of the Company legally available therefor, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the Liquidation Value before any distribution or payment shall be made to the Holders of any Junior Securities. If the assets of the Company shall be insufficient to pay in full all amounts due to the Holders and the holders of any other class of preferred stock ranking pari passu to the Series A Preferred Stock then the entire assets to be distributed to the Holders and the Holders of all securities ranking pari passu to the Series A Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company or the consummation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Article VI. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

                                   ARTICLE IV

                                   Conversion

          4.1 Right of Holders to Convert Series A Preferred Stock into Common Stock.

          (a)  Conversion Price.  Subject to and upon compliance with the
               ----------------
provisions of this Section 4.1, each share of Series A Preferred Stock may, at any time, be converted into duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock at a conversion price of $7.80 per share subject to adjustment as set forth in Section 4.1(b), and subject to the provisions of this Article IV (the "Conversion Price").

          (b)  Optional Reset.  At the option of each Holder, the Conversion
               --------------
Price shall be adjusted (subject to Section 4.1(c)) to the average of the closing bid prices on the Five (5) Trading Days immediately preceding the one
(1) year anniversary of the Closing Date. Notwithstanding the forgoing, no reset pursuant to this Section 4.1(b) shall be made with respect to the Conversion Price which shall result in a Conversion Price of less than $5.00 per share (subject to adjustment for stock spits, combinations, or similar transactions).

          (c)  Termination of Optional Reset.  The reset options set forth in
               -----------------------------
Section 4.1(b) above shall terminate upon the earlier to occur of either of the following events, provided, however, that notwithstanding the occurrence of either such event, the reset rights shall not terminate unless and until a Registration Statement covering the underlying shares of Common Stock granted herein has been declared effective by the Securities and Exchange Commission:

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          1.   if the Closing Price of Common Stock is greater than $11.70 for twenty (20) consecutive Trading Days; or

          2. if the Company receives at least Two Million Five Hundred Thousand Dollars ($2,500,000) in cash pursuant to the initial tranche of a stock issuance in connection with the transaction described in Schedule 2.1(c)(7) of the Purchase Agreement, in which there shall be a second tranche consisting of a minimum investment of Four Million Five Hundred Thousand ($4,500,000), and which second tranche shall be subject to funding conditions that have been approved by the Holders, which approval shall not be unreasonably withheld.

     If an adjustment in the Conversion Price and, if applicable, a change in the securities or other property issuable upon conversion has taken place pursuant to Articles IV or VI, then the conversion described in Section 4.1(a) shall be at the applicable Conversion Price and in such securities or other property as so adjusted.

          (d)  Notice of Conversion. The Purchaser desiring to make a conversion
               --------------------
shall deliver to the Company, during usual business hours of the Company's office, or, at the Purchaser's option, to the Company's transfer agent during its usual business hours (with a copy to the Company), a written notice of election to convert, as provided in the form attached hereto as Exhibit A (a
                                                                ---------
"Notice of Conversion"), accompanied, if required, by the stock certificate(s)
---------------------
evidencing the shares of Series A Preferred Stock which are to be converted.

          4.2  Issuance of Shares Upon Conversion.

          (a) The Company shall use its best efforts to deliver or cause to be delivered, within two (2) Trading Days after delivery of a Notice of Conversion and, if required, the surrender, as herein provided, of any certificates for shares of Series A Preferred Stock for conversion, to the Holder of the Series A Preferred Stock delivering such Notice of Conversion, or such Holder's designee, a certificate or certificates representing the number of duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock, into which such shares of Series A Preferred Stock may be converted in accordance with the provisions of this Article IV. Such conversion shall be deemed to have been made at the time and on the date the Notice of Conversion is delivered to the Company, as long as, if required, the shares of Series A Preferred Stock being converted are promptly delivered to the Company. The rights of the Holder of such Series A Preferred Stock (subject to the Company's satisfaction of its obligations hereunder with respect to such conversion) shall cease at such time with respect to the shares of Series A Preferred Stock so converted (the "Converted Preferred Stock"). The Person or Persons entitled to receive the
--------------------------
shares of Common Stock, upon conversion of such Series A Preferred Stock, shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time (the "Conversion Date"). Subject to
                                              ---------------
paragraph 4.3(b), if any certificated shares of Series A Preferred Stock are converted in part only, upon such conversion the Company shall execute and deliver to the Holder thereof, as requested by such Holder, a new Series A Preferred Stock certificate for the number of shares of Series A Preferred Stock equal to the unconverted portion of such Series A Preferred Stock certificate. Without in any way

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limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties hereto agree that if the Company fails to deliver the shares of Common Stock required to be issued upon the conversion of such shares of Series A Preferred Stock under this Section 4.2 within five (5) Trading Days after delivery of the Notice Of Conversion, the Company shall pay to the Holder upon demand an amount of cash (at the Holder's option) equal to the product of (w) the number of shares of Common Stock required to be issued upon the conversion of the Series A Preferred Stock, (x) the Per Share Market Value of such shares on the Conversion Date, (y) the number of days after the two (2) Trading Day period referred above that such shares are not delivered to the Holder, and (z) 0.0025; provided that in no event shall the amount of the penalty imposed by this sentence exceed $10,000 per Trading Day.

          (b) Notwithstanding anything to the contrary set forth herein, upon conversion of shares of Series A Preferred Stock in accordance with the terms hereof, the Holder shall not be required to physically surrender its certificate of Series A Preferred Stock to the Company unless the entire amount of shares of Series A Preferred Stock is so converted. The Holder and the Company shall maintain records showing the number of shares of Series A Preferred Stock already converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Series A Preferred Stock certificate(s) upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of shares of a Series A Preferred Stock certificate is converted, the Holder may not transfer the Series A Preferred Stock certificate unless the Holder first physically surrenders the certificate to the Company, whereupon the Company shall promptly issue and deliver upon the order of the Holder a new certificate of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing the number of remaining unconverted shares of Series A Preferred Stock. The Holder and any assignee, by acceptance of the Series A Preferred Stock, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of a Series A Preferred Stock certificate, the unpaid and unconverted shares of such Series A Preferred Stock certificate may be less than the amount stated on the face thereof.

          (c) In lieu of delivering physical certificates representing the Conversion Shares, provided the Company's transfer agent is participating in the Depositary Trust Company Fast Automated Securities Transfer ("FAST") program,
                                                              ----
upon request of the Holder and in compliance with the provisions of  Sections
4.1 and 4.2, the Company shall use its best efforts to cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion of the Series A Preferred Stock to the Holder by crediting the account of the Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

          (d) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates for shares of Common Stock pursuant to Section 4.2(a) by the second (2nd) Trading Day after the Conversion Date, and if after such second (2nd) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares

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which the Holder was entitled to receive upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either return the Series A Preferred Stock for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations under Section 4.2(a). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Series A Preferred Stock with respect to which the market price of the Underlying Shares on the date of conversion totaled $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

                                   ARTICLE V

                           Registration Requirements

          5.1 Reservation of Shares. The Company at all times shall reserve a sufficient number of shares of its authorized but unissued Common Stock to provide for 1.2 times the full conversion of the outstanding Series A Preferred Stock and exercise of the outstanding Warrants (the "Reserved Amount"). Shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock and the exercise of the Warrants shall be allocated pro rata to each of the Purchasers in accordance with the amount of Series A Preferred Stock and Warrants issued and delivered to such Purchaser at the Closing. If at any time the number of shares of Common Stock authorized and reserved for issuance is insufficient to cover 120% of the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants (based on the Conversion Price of the Series A Preferred Stock in effect from time to time and the Exercise Price of the Warrants in effect from time to time) without regard to any limitation on conversions or exercises, the Company will promptly take all corporate action necessary to authorize and reserve 120% of such shares pursuant to Section 3(b) of the Registration Rights Agreement, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 5.2, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

          5.2 The provisions of Section 2(d) of the Registration Rights Agreement are incorporated herein by reference.

                                   ARTICLE VI

                         Adjustment of Conversion Price

          6.1 Adjustment of Conversion Price. In addition to any adjustment to the Conversion Price provided elsewhere in this Certificate of Designation, the Conversion Price in effect at any time shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) Common Stock Dividends; Common Stock Splits.  If the Company, at
              -------------------------------------------
any time while the Series A Preferred Stock is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of Capital Stock of the Company, the Conversion Price shall be multiplied by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares) outstanding after such event. Any adjustment made pursuant to this Section 6.1(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          (b) Rights; Warrants.  If the Company, at any time while the Series A
              ----------------
Preferred Stock is outstanding, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Conversion Price, the Conversion Price shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

          (c) Subscription Rights.  If the Company, at any time while the Series
              -------------------
A Preferred Stock is outstanding, shall distribute to all of the holders of Common Stock evidence of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 6.1(a) and (b) above), then in each such case the Conversion Price at which the Series A Preferred Stock shall thereafter be exercisable shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten
            --------  -------
percent (10%) of the net assets of the Company, such fair market value shall be determined in accordance with the Appraisal Procedure. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. Notwithstanding the foregoing, nothing set forth in this Section 6.1(c) shall be applicable with respect to the implementation of a poison pill, any poison pill provisions of any of the Company's stockholders' rights or similar agreements and any securities or rights issued pursuant thereto.

          (d) Rounding.  All calculations under Section 6.1 shall be made to the
              --------
nearest cent or the nearest l/l00th of a share, as the case may be.

          (e) Notice of Adjustment.  Whenever the Conversion Price is adjusted
              --------------------
pursuant to paragraphs 6.1(a), (b) or (c), the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          (f) Redemption Events.  The following are "Redemption Events" under
              -----------------                      -----------------
this Section 6.1(f): (A) any Change of Control or (B) any suspension from listing or delisting of the Common Stock from the Nasdaq or any Subsequent Market on which the Common Stock is listed for a period of five consecutive days. The Company shall give the Holder written notice of the occurrence of any Redemption Event as soon as practicable but in no event later than three (3) Business Days after such Redemption Event. On and after the date of any Redemption Event, the Holder shall have the option to require the Company to redeem (the "Redemption Right"), for a period of thirty (30) Business Days after
             ----------------
the date of such notice, in cash and subject to the terms of payment provisions set forth in Section 4.2, from funds legally available therefor at the time of such redemption, the Holder's shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Series A Preferred Stock at a price per share equal to the product of (i) the Average Price immediately preceding the latest of the effective date, the date of the closing, date of occurrence or the date of the announcement, as the case may be, of the Redemption Event triggering such Redemption Right and (ii) the number of shares of Common Stock of the Company into which the Series A Preferred Stock could have been converted immediately prior to such Redemption Event. After the occurrence of (A), the Holder shall have the right at his or its option, in lieu of the Redemption Right, to convert the Series A Preferred Stock for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event; the Holder shall be entitled upon such event to receive such amount of securities, cash or property as if the Holder had converted the shares of the Common Stock into which the Series A Preferred Stock could have been converted immediately prior to such Redemption Event (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock). In the case of a transaction specified in (A) in which holders of the Company's Common Stock receive cash, the Holder shall have the right at his or its option, in lieu of the Redemption Right, to convert the Series A Preferred Stock for such number of shares of the surviving company equal to the amount of cash into which the Series A Preferred Stock is convertible divided by the fair market value of the shares of the surviving company on the effective date of the merger. In the case of (A), the Company shall not effect any such Redemption Event unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the conversion of the Series A Preferred Stock as provided herein shall assume, by written instrument delivered and reasonably satisfactory to, the Holder of the Series A Preferred Stock, (a) the obligations of the Company under this Certificate of Designation (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Certificate of Designation), (b) the obligations of the Company under the Purchase Agreement, the Warrant, this Certificate of Designation, and the Registration Rights Agreement, and (c) the obligation to deliver to the Registered Owner such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 6.1(f), the Holder may be entitled to receive. This provision shall similarly apply to successive Redemption Events.

          (g)  Adjustment to Conversion Price.
               ------------------------------

               (i) Prior to the third anniversary of the issuance of the Series A Preferred Stock, if the Company, at any time while the Series A Preferred Stock is outstanding, takes any of the actions described in this Section 6.1(g), then, in order to prevent dilution of the rights granted under this Certificate of Designation, at any time prior to the Maturity Date, the Conversion Price (without adjustment pursuant to Section 4.1(b)) will be subject to adjustment from time to time as provided in this Section 6.1(g). This Section 6.1(g) shall not apply to Exempt Securities.

               (ii) Adjustment of Conversion Price upon Issuance of Common
                    ------------------------------------------------------
     Stock.  If at any time, prior to the third anniversary of the issuance of
     -----
     the Series A Preferred Stock, while the Series A Preferred Stock is outstanding the Company issues or sells, or is deemed to have issued or sold, shares of Common Stock (other than Exempt Securities) for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the Conversion Price then in effect shall be reduced to an amount equal to the Adjusted Price. For the purpose of determining the adjusted Conversion Price under this Section 6.1(g), the following shall be applicable:

                    (A) Issuance of Options.  If at any time while the Series A
                        -------------------
          Preferred Stock is outstanding the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock (other than Exempt Securities) or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or
                         -------
          securities being herein called "Convertible Securities") and the price
                                          ----------------------
          per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to such grant, then the Conversion Price then in effect shall be reduced to equal the Adjusted Price. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Options.

                    (B) Issuance of Convertible Securities.  If at any time
                        ----------------------------------
          while the Series A Preferred Stock is outstanding the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange (other than Exempt Securities) is less than the Conversion Price in effect immediately prior to issuance or sale, then the Conversion Price then in effect shall be reduced to an amount equal to the Adjusted Price. No adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                    (C) Change in Option Price or Rate of Conversion.  If there
                        --------------------------------------------
          is a change at any time in (i) the Purchase Price provided for in any Options, (ii) the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change in option price or rate of conversion the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed Purchase Price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                    (D) Effect on Conversion Price of Certain Events.  For
                        --------------------------------------------
          purposes of determining the adjusted Conversion Price under Section 6.1(g)(ii), the following shall be applicable:

                        (I) Calculation of Consideration Received.  If any
                            -------------------------------------
               Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the amount received by the Company therefor (net of any related brokerage commissions) plus the amount to be received by the Company upon the exercise or conversion of such securities. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Average Price of such security immediately preceding the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the

               Holders of Series A Preferred Stock representing a majority of the aggregate number of shares of Series A Preferred Stock then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (a "Valuation Event"), the fair value of such
                             ---------------
               consideration will be determined in accordance with the Appraisal Procedure.

                         (II)   Integrated Transactions.  In case any Option is
                                -----------------------
               issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.01, unless the independent Board of Directors of the Company determine in good faith that some other value should be ascribed to such Options.

                         (III)  Treasury Shares.  The number of shares of Common
                                ---------------
               Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                         (IV)   Record Date. If the Company takes a record of
                                -----------
               the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (E)  Certain Events.  If any event occurs of the type
                         --------------
          contemplated by the provisions of Section 6.1(g) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, or assigns, of the Series A Preferred Stock; provided, however, that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 6.1(g).

                    (F)  Notices.  The Company shall give the Holder written
                         -------
          notice of the occurrence of any of the events specified in this
          Section 6.1(g) as soon as practicable, but in no event later than three (3) Business Days, after such event and shall publicly disclose such event prior to or concurrently with the giving of such notice. Such notice shall contain at least: (A) a description of the event,
          (B) the adjusted Conversion Price with a reference to the applicable paragraph in

          Section 6.1(g), and (C) the dates of the five (5) Trading Day period during which the adjusted Conversion Price is in effect.

          6.2       (i) Reclassification, Etc.  If:
                        ---------------------

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

          (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

          (c) the Company shall authorize the granting to the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

          (d) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

          (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

     then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of shares of Series A Preferred Stock, and shall cause to be delivered to the Registered Owner, at least 5 Business Days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however,
                                                              --------  -------
     that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

          (f) Adjustment of Number of Shares.  Upon each adjustment of the
              ------------------------------
Conversion Price as a result of the calculations made in this Section 6, each share of Series A Preferred Stock shall thereafter evidence the right to receive, at the adjusted Conversion Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (i) the product of the aggregate number of shares covered by such share immediately prior to such adjustment and the Conversion Price in effect immediately prior to such adjustment of the Conversion Price by (ii) the Conversion Price in effect immediately after such adjustment of the Conversion Price.

          6.3 Restriction on Conversion by Either the Holder or the Company. Notwithstanding anything herein to the contrary, except as set forth in Section
7.1 hereto and Section 8 of the Warrant, in no event shall any Holder have the right or be required to convert any or all of the aggregate purchase price of the Series A Preferred Stock if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates would exceed 9.99% of the outstanding shares of the Common Stock following such conversion. For purposes of this Section 6.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this Section 6.3 may be waived by a Holder as to itself (and solely as to itself) upon not less than 65 days prior written notice to the Company, and the provisions of this Section 6.3 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

          6.4 Officer's Certificate. Whenever the number of shares purchasable upon conversion shall be adjusted as required by the provisions of Section 6.1, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officer's certificate shall be made available at all reasonable times for inspection by any holder of the Series A Preferred Stock and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the each of the Holders.

          6.5 Compliance With Governmental Requirements. The Company covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Series A Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law, or any national securities exchange, before such shares may be issued upon conversion, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

          6.6 Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          6.7 Payment of Tax Upon Issue or Transfer. The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the

Holder of such Series A Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          6.8 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if received by 8:00 p.m. EST where such notice is to be received), or the first Business Day following such delivery (if received after 8:00 p.m. EST where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications are (i) if to the Company to SatCon Technology Corporation, 161 First Street, Cambridge, MA 02142-1221, Attn: President and Chief Executive Officer, fax no. (617) 576-7455, with copies to Hale & Dorr LLP, 60 State Street, Boston, MA 02109, Attn: Jeffrey N. Carp, Esq., fax no. (617) 526-5000 and (ii) if to any Purchaser to the address set forth on Schedule I hereto with copies to those specified on the signature pages hereto and to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022,
Attn: James Kaye, Esq., fax no. (212) 872-1002 or such other address as may be designated in writing hereafter, in the same manner, by such Person.

          6.9  Nasdaq Limitation.  If on any date (the "Determination Date") (a)
                                                        ------------------
the Common Stock is listed for trading on Nasdaq or the Nasdaq SmallCap Market,
(b) (i) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of the then outstanding shares of Preferred Stock if all such shares were converted on such Determination Date (without regard to any limitations on conversion) and
(ii) all other issuances of Common Stock, which under the requirements of Nasdaq are required to be included with the shares of Common Stock described in the preceding clause (i) for determining the need for stockholder approval for share issuances, would equal or exceed 20% of the number of shares of the Common Stock outstanding immediately prior to the closing date of the issuance and sale of the Series A Preferred Stock (the "Issuable Maximum"), and (c) the Company shall
                                   ----------------
not have previously obtained any vote of the shareholders of the Company owning a majority of the outstanding Common Stock (the "Shareholder Approval"), if any,
                                                 --------------------
as may be required by the applicable rules and regulations of Nasdaq (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum, then with respect to the aggregate number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock then held by the Registered Owners for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Amount"), the Company may elect to redeem
                              -------------
the shares of Preferred Stock from the Registered Owners in an aggregate amount in cash equal to the product of the Average Price on the Determination Date multiplied by the number of shares of Common Stock that would be issued upon the conversion of the shares of Preferred Stock resulting in the Excess Amount (the "Prepayment Amount"). Any such election by the Company must be made in writing
 -----------------
to the

Registered Owners (x) within ten (10) Trading Days after any such Determination Date or (y) or, if not made, must be made within two (2) Trading Days after the date on the date on which a Registered Owner submits Preferred Stock for conversion to the extent that such conversion will otherwise cause Common Stock to be issued in excess of the Issuable Maximum. The payment of such Prepayment Amount and the delivery for cancellation of the shares of Preferred Stock to be redeemed must be made within ten (10) Trading Days after the date such election is made. If the Company does not deliver timely a required notice of its election to redeem under this section or shall, if it shall have delivered such a notice, fail to redeem the Preferred Stock for the Prepayment Amount hereunder within ten (10) Trading Days thereafter, then each Registered Owner shall have the option by written notice to the Company within twenty (20) Trading Days of the Determination Date, to, if applicable, declare any such notice given by the Company, if given, to be null and void and require the Company to either: (i) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 90th day after such request unless the Company has previously used its commercially reasonable efforts to, but has failed to, obtain such approval, or (ii) purchase the Excess Amount owned by such Holders for the Prepayment Amount, within five
(5) Trading Days of such Registered Owner's notice. Until the Company has received the Shareholder Approval no Registered Owner of the shares of Preferred Stock shall be issued, upon conversion of the Preferred Stock, shares of Common Stock in an amount greater than the Issuable Maximum.

                                  ARTICLE VII

                              Optional Redemption

          7.1  Optional Redemption.

          (a) The shares of Series A Preferred Stock are redeemable, in whole or in part, at the option of the Company during the following time periods, from time to time, under the following conditions and subject also to the conditions set forth in Section 7.1(b) (the "Optional Redemption"):
                                  -------------------

               (i) The Company may redeem the shares of Series A Preferred Stock subject to the other conditions herein, if the closing price of the Company's Common Stock over twenty (20) consecutive Trading Days is greater than $15.60 per share, as adjusted in accordance with Article VI.

          (b)  Subject to the conditions set forth in Section 7.1(a), so long as
(i) any Registration Statement required to be filed and be effective pursuant to the Registration Rights Agreement has been filed and declared effective, and, if this call option is being implemented prior to the second anniversary of the Closing Date, such Registration Statement has been in effect and sales of all of the Registrable Securities can be made thereunder for at least ten (10) days prior to the Redemption Notice Date (as defined below), or such lesser number of days to the extent days in such 10-day period are days contemplated by Sections 3(r) and 3(s) of the Registration Rights Agreement and (ii) the Company has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Series A Preferred Stock, upon ten (10) Business Days prior written notice to the Holder (a "Redemption Notice"),
                                            -----------------
the full number of outstanding shares of Series A Preferred Stock may be redeemed by the Company, in whole at a price equal to the original purchase price of the Series A Preferred Stock (the "Redemption Price"), together with
                                            ----------------
other amounts due in respect thereof up to the Redemption Date (as defined below).

          7.2 Mechanics of Redemption. The Company shall exercise its right to redeem by delivering its Redemption Notice by facsimile and overnight courier to each Holder (such date that the notice is given, the "Redemption Notice Date").
                                                      ----------------------
Such Redemption Notice shall indicate (A) the Redemption Price, (B) each Holder's pro rata allocation of such maximum amount, and (C) a confirmation of the date ("Redemption Date") that the Company shall effect the redemption, which
           ---------------
date shall be not less than ten (10) Business Days and not more than sixty (60) calendar days after the Redemption Notice Date. Notwithstanding anything in this
Section 7.2, the Company shall convert any Series A Preferred Stock pursuant to
Article VII if the Conversion Notice for shares of Series A Preferred Stock submitted for conversion is delivered before the Redemption Date. At any time prior to the Redemption Date, the Company may issue to each Holder a written notice canceling the Optional Redemption, in which case the Company shall not be obligated to pay the Redemption Price and, at the option of each Holder, shall return the shares of Series A Preferred Stock submitted for redemption or conversion.

          7.3 Payment of Redemption Price. The Company shall pay the applicable Redemption Price to the Holder of the shares of Series A Preferred Stock being redeemed in cash on the Redemption Date. Until the Company pays such unpaid applicable Redemption Price in full to each Holder, each Holder of shares of Series A Preferred Stock submitted for redemption pursuant to this
Article VII and for which the applicable Redemption Price has not been paid, shall have the option, in lieu of redemption, (A) to require the Company to promptly return to such Holder all of the shares of Series A Preferred Stock that were submitted for redemption by such Holder under this Article VII and for which the applicable Redemption Price has not been paid or (B) to convert those shares of Series A Preferred Stock for which the applicable Redemption Price has not been paid at a Conversion Price equal to the Conversion Price applicable to such conversion on the Redemption Date (the "Void Redemption Notice"). Upon the
                                             ----------------------
Company's receipt of such Void Redemption Notice(s) requesting the return of the shares of Series A Preferred Stock and prior to payment of the full applicable Redemption Price to each Holder, (i) the redemption shall be null and void with respect to those shares of Series A Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Series A Preferred Stock certificates submitted to the Company by each Holder for redemption under this Article VII and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned shares of Series A Preferred Stock shall be adjusted to the Conversion Price applicable to such conversion on the date on which such shares of Series A Preferred Stock were originally presented for redemption. If the Company fails to timely effect a redemption in accordance with this Article VII (other than a redemption cancelled pursuant to Section 7.2 hereof), the Company shall not be allowed to submit another Redemption Notice without the prior written consent of Holders of at least two-thirds (2/3) of the number of shares of Series A Preferred Stock then outstanding.

                                 ARTICLE VIII

                             Mandatory Redemption

8.1  Mandatory Redemption.

          (a) On August 25, 2006 the Company shall redeem all of the then outstanding Shares of Series A Preferred Stock held by the Holders at a value per share equal to the Liquidation Value; provided, however that if on August 25, 2003 the average closing bid price of the Company's Common Stock over the sixty (60) Trading Days immediately preceding August 25, 2003 is $5.00 (as adjusted for stock splits, reclassifications and similar transactions) or less, then the August 25, 2006 date shall accelerate to August 25, 2003. Any aggregate amount (the "Mandatory Redemption Value") due shall be forwarded to the Holders within five (5) Business Days.

          (b) The Mandatory Redemption Value shall be paid in the form of cash, Common Stock or a combination thereof at the election of the Company. Common Stock shall be valued at the Average Price on August 25, 2003 or August 25, 2006, whichever date is applicable.

          (c) Fifteen (15) days prior to August 25, 2003 or August 25, 2006, whichever date is applicable, the Company shall provide the Holders with written notice, which shall set forth whether the Company intends to pay the Mandatory Redemption Value in the form of cash, Common Stock or a combination thereof.

          (d) If the Mandatory Redemption Value is not paid to the Holders within 60 days after August 25, 2003 or August 25, 2006, whichever date is applicable, the Company shall pay to the Holders, in addition to the Mandatory Redemption Value, interest which shall begin to accrue daily after the end of such 60 day period at a rate of 12% per annum. The Company shall be obligated to pay the Mandatory Redemption Value plus accrued interest.

                                  ARTICLE IX

                                  Definitions

          9.1 Definitions. For the purposes hereof, the following terms shall have the following meanings:

          "Act" means the Securities Act of 1993, as amended.
           ---

          "Adjusted Price" means the  quotient determined by dividing (1) the
           --------------
sum of (I) the product of (A) the Conversion Price in effect immediately before the issuance or sale or grant multiplied by (B) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale or grant, plus (II) the consideration, if any, received by the Company upon such issue or sale, by (2) number of shares of Common Stock Deemed Outstanding immediately after such issue or sale or grant.

          "Affiliate" of any Person means any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Appraisal Procedure" shall have the following meaning.  The
           -------------------
independent directors of the Company shall determine the fair market value. The Holders shall have ten (10) Business Days to provide the Company with written notice of its approval or disapproval of such determination. If the Holders do not respond within such ten (10) Business Day period, they will be deemed to have approved the fair market value determination of the independent directors. If the Holders appropriately respond that they do not approve of the determination and the independent directors and Holders collectively can not agree on an appropriate fair market value within 30 Business Days, then the Company, on the one hand, and the Holders, on the other hand shall each appoint an Appraiser. A neutral Appraiser shall be appointed by the two party-appointed Appraisers. The three Appraisers shall collectively ascertain the fair market value, which valuation shall be binding upon all parties absent manifest error.

          "Appraiser" means a nationally recognized or major regional investment
           ---------
banking firm or firm of independent certified public accountants of recognized standing.

          "Average Price" on any date means (x) the sum of the Per Share Market
           -------------
Value for the ten (10) Trading Days immediately preceding such date minus (y) the highest and lowest Per Share Market Value during the ten (10) Trading Days immediately preceding such date, divided by (z) eight (8), or a similar calculation if another figure for the number of Trading Days is set forth for clause (x) of this definition.

          "Business Day" means any day except a Saturday, Sunday or other day on
           ------------
which commercial banks in the City of New York are authorized or required by law to close.

          "Change of Control" means the occurrence of any of (i) an acquisition
           -----------------
after the date hereof by an individual or legal entity or "group" (as described in Section 13(d)(3) of the Exchange Act) of in excess of 40% of the voting securities of the Issuer, (ii) a replacement of more than one-half of the members of the Issuer's Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (iii) the merger of the Company with or into another entity, unless following such transaction, the Holders of the Company's securities continue to hold at least 67% of such securities following such transaction, (iv) the consolidation or sale of all or substantially all of the assets of the Issuer in one or a series of related transactions, or (v) the execution by the Issuer of an agreement to which the Issuer is a party or by which it is bound, providing for any of the events set forth above in (i), (ii), (iii) or (iv).

          "Closing Date" means the date of the closing of the purchase and sale
           ------------
of the Series A Preferred Stock.

          "Commission" means the United States Securities and Exchange
           ----------
Commission, or any successor to such agency.

          "Common Stock" means the Company's common stock, $.01 par value per
           ------------
share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Common Stock Deemed Outstanding" means, at any given time, the number
           -------------------------------
of shares of Common Stock issued and outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise or conversion of any outstanding options, warrants or convertible securities.

          "Conversion Date" has the meaning set forth in Section 4.2(a).
           ---------------

          "Conversion Price" has the meaning set forth in Section 4.1.
           ----------------

          "Conversion Shares" has the meaning set forth in the Purchase
           -----------------
Agreement.

          "Converted Preferred Stock" has the meaning set forth in Section
           -------------------------
4.2(a).

          "Convertible Securities" has the meaning set forth in Section
           ----------------------
6.1(g)(ii)(A).

          "DTC" means the Depositary Trust Corporation.
           ---

          "Excess Amount" has the meaning set forth in Section 5.2.
           -------------

          "Excess Shares" has the meaning set forth in Section 6.9
           -------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exempted Securities"  shall mean issuances of Common Stock or other
           -------------------
equity securities (a) at a price less than the Conversion Price in an amount not to exceed 100,000 shares of Common Stock per year; (b) issuable upon the conversion of the Preferred Stock or exercise of the Warrants; (c) shares of Common Stock issuable in connection with any transaction set forth in Schedule 2.1(c) of the Purchase Agreement (including any securities issuable upon the conversion, or exercise of securities issued in such transactions), (d) for which any adjustment is made pursuant to Section 6.1(a), (b) or (c) or (e) pursuant to (i) any option, warrant, convertible security or similar right or contractual commitment outstanding on August 25, 1999, (ii) any stock option plan or benefit plan approved by the Board of Directors of the Company, (iii) a dividend, stock split, split-up or other distribution on shares of Common Stock,
(iv) any business acquisition by asset purchase, stock purchase, merger or otherwise involving the Company or any of its Subsidiaries pursuant to which all or a portion of the consideration is shares of Common Stock or other equity securities of the Company, (v) warrants, in an amount not to exceed 200,000 shares of Common Stock per year and at an exercise price less than the Conversion Price, granted to financial institutions in connection with any debt financing (other than convertible debt) or loan, (vi) warrants or options, in an amount not to exceed 200,000 shares of Common Stock per year and at an exercise price less than the Conversion Price, approved by the independent directors of the Board of Directors and issued to non-affiliates in connection with the provision of services, or (vii) any securities issued on the conversion or exercise of any of the securities described in clauses (a) through
(e)(i) -(vi) hereof.

          "Holder" or other similar terms means the registered holder of any
           ------
share of Series A Preferred Stock.

          "Issuable Maximum" has the meaning set forth in Section 6.9
           ----------------

          "Issuance Date" means the date of first issue of any shares of Series
           -------------
A Preferred Stock.

          "Junior Securities" means the Common Stock and all other equity
           -----------------
securities of the Company which are junior in rights and liquidation preference to Series A Preferred Stock.

          "Liquidation Value" has the meaning set forth in Section 1.1.
           -----------------

          "Mandatory Redemption Value" has the meaning set forth in Section
           --------------------------
8.1(a).

          "Nasdaq" means the Nasdaq National Market.
           ------

          "Notice of Conversion" has the meaning set forth in Section 4.1(c).
           --------------------

          "Options" has the meaning set forth in Section 6.1(g)(ii)(A).
           -------

          "Original Issue Date" shall mean the date of the first issuance of any
           -------------------
shares of the Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such Series A Preferred Stock.

          "Per Share Market Value" means (i) on any particular date the closing
           ----------------------
bid price per share of the Common Stock on such date (as reported by Bloomberg Information Services, Inc., or any successor reporting service) on Nasdaq or, if the Common Stock is not then quoted on Nasdaq, any Subsequent Market on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date or (ii) if the Common Stock is not listed then on Nasdaq or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined in accordance with the Appraisal Procedure. In addition, all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

          "Person" means a corporation, an association, a partnership,
           ------
organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Prepayment Amount" has the meaning set forth in Section 6.9
           -----------------

          "Purchase Agreement" means the Securities Purchase Agreement, dated as
           ------------------
of the Original Issue Date, among the Company and the original Holders of the Series A Preferred Stock.

          "Record Date" has the meaning set forth in Section 2.1.
           -----------

          "Redemption Date" has the meaning set forth in Section 7.2.
           ---------------

          "Redemption Notice" has the meaning set forth in Section 7.1(b).
           -----------------

          "Redemption Notice Date" has the meaning set forth in Section 7.2.
           ----------------------

          "Redemption Price" has the meaning set forth in Section 7.1(b).
           ----------------

          "Registrable Securities" has the meaning set forth in the Registration
           ----------------------
Rights Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of the Original Issue Date, by and among the Company and the original Holders.

          "Registration Statement" has the meaning set forth in the Registration
           ----------------------
Rights Agreement.

          "Reserved Amount" has the meaning set forth in Section 5.1.
           ---------------

          "Reset Date" has the meaning set forth in Section 4.1(b).
           ----------

          "Stock Option Plan" means any contract, plan or agreement which has
           -----------------
been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant.

          "Subsidiary" means, with respect to any Person, any corporation or
           ----------
other entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Subsequent Market" means the New York Stock Exchange, American Stock
           -----------------
Exchange or Nasdaq Smallcap Market.

          "Trading Day" means (a) a day on which the Common Stock is traded on
           -----------
Nasdaq or, if the Common Stock is not then designated on Nasdaq, on such Subsequent Market on which the Common Stock is then listed or quoted or (b) if the Common Stock is not listed on Nasdaq or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter Market, as reported by the OTC Bulletin Board, or (c) if the Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions or reporting prices) provided, however that in any event that the

Common Stock is not listed or quoted as set forth in (a), (b), or (c) hereof, then a Trading Day shall mean any Business Day.

          "Underlying Shares" has the meaning set forth in the Purchase
           -----------------
Agreement.

          "Valuation Event" has the meaning set forth in Section
           ---------------
6.1(g)(ii)(D)(I).

          "Void Redemption Notice" has the meaning set forth in Section 7.3.
           ----------------------

          "Warrant" or "Warrants" has the meaning set forth in the Purchase
           -------      --------
Agreement.

          "Warrant Shares" has the meaning set forth in the Purchase Agreement.
           --------------

                                   ARTICLE X

                                 Miscellaneous

          10.1 Modification of Certificate of Designation. This Certificate of Designation may be modified without prior notice to any Holder upon the written consent of the Company and the Holders of more than 75% of the shares of Series A Preferred Stock then outstanding. The Holders of more than 75% of the shares of Series A Preferred Stock then outstanding may waive compliance by the Company with any provision of this Certificate of Designation without prior notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (1) reduce the number of shares of Series A Preferred Stock whose Holders must consent to an amendment, supplement or waiver, or (2) make any shares of Series A Preferred Stock payable in money or property other than as stated in the Certificate of Designation.

          10.2 Miscellaneous. This Certificate of Designation shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof. Each of the Company and any Holder hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. The Holder of Series A Preferred Stock by acceptance of a share of Series A Preferred Stock agrees to be bound by the provisions of this Certificate of Designation which are expressly binding on such Holder.

          10.3 Preferred Stock Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite number of shares of Series A Preferred Stock have concurred in any direction, consent or waiver under this Certificate of Designation, shares of Series A Preferred Stock which are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination. Shares of Series A Preferred Stock so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee's right so to act with respect to such shares of Series A Preferred Stock and that the pledgee is not the Company or any other obligor upon the Series A Preferred Stock or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Series A Preferred Stock.

          10.4 Notice to Holders Prior to Taking Certain Types of Action. In case:

          (a) the Company shall authorize the issuance, at any time from and after the Original Issue Date, to all holders of any class or series of its Capital Stock, of rights or warrants to subscribe for or purchase shares of its capital stock or of any other right;

          (b) the Company shall authorize, at any time from and after the Original Issue Date, the distribution to all holders of any class or series of its Capital Stock, of evidences of its indebtedness or assets;

          (c) the Company shall declare a dividend (or other distribution) on its Common Stock or the Company shall declare a special nonrecurring dividend on or a redemption of its Common Stock;

          (d) of any subdivision, combination or reclassification of any class or series of Capital Stock of the Company at any time from and after the Original Issue Date or of any consolidation or merger to which the Company is a party and for which approval by the shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

          (e) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be mailed to the Holders, at their last addresses as they shall appear upon the registration books of the Company, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (i) the date as of which the holders of record of such class or series of Capital Stock are to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of such class or series of Capital Stock record shall be entitled to exchange their stock for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action.

     The failure to give the notice required by this Section 10.4 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or other action, or the vote upon any of the foregoing.

          10.5 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          10.6 References. References to Sections and Articles are to Sections and Articles of this Certificate of Designation, unless otherwise expressly provided.

          10.7 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          10.8 Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company (including any bond the Company's transfer agent requires the Holders to post) of the loss, theft, destruction or mutilation of any stock certificates representing Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such Series A Preferred Stock certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the
                                                       --------  -------
Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Series A Preferred Stock into Common Stock.

          10.9 Remedies Characterized; Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. The Company covenants to each Holder of Series A Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Series A Preferred Stock and that the remedy at law in the event of any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

          10.10 Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the

Company and all Purchasers (as defined in this Purchase Agreement) and shall not be construed against any person as the drafter hereof.

          10.11 Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.


                         [SIGNATURE PAGE(S) TO FOLLOW]

     IN WITNESS WHEREOF SatCon Technology Corporation has caused this Certificate of Designation to be signed by its President and Secretary on this 25th day of August, 1999.

                                    By: /s/ Michael C. Turmelle
                                       -------------------------------
                                    Name: Michael C. Turmelle
                                         -----------------------------

                                           Chief Financial Officer


                                    By: /s/ Michael C. Turmelle
                                       -------------------------------
                                    Name: Michael C. Turmelle
                                         -----------------------------

                                                 Secretary

                                   EXHIBIT A

                             NOTICE OF CONVERSION
                           AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to convert shares of Series A Convertible Preferred Stock)

     The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") indicated below, into
                              ------------------------
shares of common stock, par value $.01 per share (the "Common Stock"), of SatCon
                                                       ------------
Technology Corporation (the "Company") according to the conditions hereof, as of
                             -------
the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                              ____________________________________________
                              Date to effect conversion

                              ____________________________________________
                              Number of shares of Series A Preferred Stock to be converted

                              ____________________________________________
                              Number of shares of Common Stock to be issued

                              ____________________________________________
                              Applicable Conversion Price

                              ____________________________________________
                              Signature

                              ____________________________________________
                              Name

                              ____________________________________________
                              Address